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                                                                     EXHIBIT 4.2


                                 PHYTERA, INC.
                       WARRANT TO PURCHASE COMMON STOCK
                         [DANISH SHARE OWNERSHIP PLAN]


     Phytera, Inc. (the "Company"), a Delaware corporation, as an incentive and inducement to _____________________ (the "Holder"), who is presently a resident of Denmark and {[an employee] [a consultant] of a subsidiary of the Company} {a director of the Company}, to devote the Holder's best efforts to the affairs of the Company, which incentive and inducement the Board of Directors of the Company (the "Board") has determined to be sufficient consideration for the grant of this Warrant, hereby grants to the Holder a warrant (this "Warrant") to purchase from the Company up to ____ shares of its Common Stock, $0.01 par value (the "Stock").

     1.   Price.  The price to be paid for each share of Stock upon exercise of
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the whole or any part of this Warrant shall be $0.75 [$0.65 in the case of
Neilsen], which is not less than 100% of the fair market value of a share of Stock of the Company on the date hereof.

     2.   Exercisability.  Subject to Section 8 below, this Warrant may be
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exercised

             (i)   as to _______ shares on January 1, 1999;
             (ii)  as to _______ additional shares on January 1, 2000;
             (iii) as to _______ additional shares on January 1, 2001;
             (iv)  as to _______ additional shares on January 1, 2002; and
             (v) as to _______ additional shares on January 1, 2003; provided, however, that this Warrant may not be exercised as to any shares after the date which is six (6) years from the date of this Warrant.

     3.   Method of Exercise.  This Warrant may be exercised at any time and
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from time to time, subject to the limitation of Section 2 above, up to the aggregate number of shares specified herein, but in no event for the purchase of other than full shares. Written notice of exercise shall be delivered to the Company specifying the number of shares with respect to which the Warrant is being exercised and a date not later than fifteen days after the date of the delivery of such notice as the date on which the Holder will take up and pay for such shares. On the date specified in such notice, the Company will deliver to the Holder a certificate for the number of shares with respect to which the Warrant is being exercised against payment therefor in cash or by certified check.

     4.   Limitations on Rights.  The Holder shall not be deemed, for any
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purpose, to have any rights whatever in respect of shares to which the Warrant shall not have been exercised and payment made as aforesaid. The Holder shall not be deemed to have any rights to continued [employment] [engagement] by virtue of the grant of this Warrant.

     5.   Adjustment in Shares.  In the event the Board in its discretion
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determines that any stock dividend, split-up, combination or reclassification of shares, recapitalization or other

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similar capital change affects the Stock such that adjustment is required in order to preserve the benefits or potential benefits of this Warrant, the maximum aggregate number and kind of shares or securities of the Company subject to this Warrant, and the exercise price of this Warrant, shall be appropriately adjusted by the Board (whose determination shall be conclusive) so that the proportionate number of shares or other securities subject to this Warrant and the proportionate interest of the Holder shall be maintained as before the occurrence of such event.

     6.   Effect of Certain Transactions.  In the event of a consolidation or
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merger of the Company with another corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, the Holder shall be entitled to receive upon exercise and payment in accordance with the terms of the Warrant the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Stock purchasable under his Warrant to the extent then exercisable; provided, however, that in lieu of the foregoing the Board may upon written notice to the Holder provide that such Warrant shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised. In connection with such notice, the Board may in its discretion accelerate or waive any deferred exercise period.

     7.   Non-transferability.  This Warrant is not transferable by the Holder
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otherwise than by will or the laws of descent and distribution and is exercisable, during the Holder's lifetime, only by him.

     8.   Warrant Exercise Rights.  If the Holder ceases to be [an employee] [a
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consultant] [a director] of the Company, or any subsidiary of the Company, for any reason other than by his death or disability (as determined by the Compensation Committee), the Holder may exercise this Warrant for up to the number of shares exercisable as of the time of such termination only within three months from the date of termination; provided, however that in no event shall Holder be entitled to such exercise after December 9, 2003. If the Holder ceases to be [an employee] [a consultant] [a director] for reason of disability, such rights may be exercised within twelve months from the date of termination. Upon the death of the Holder, those entitled to do so by the Holder's will or the laws of descent and distribution shall have the right, at any time within twelve months from the date of the termination, to exercise in whole or in part any rights which were available to the Holder at the time of his death. This Warrant shall terminate, and no rights hereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this Section 8, no rights under this Warrant may be exercised after the expiration of the six (6) years from the date of this Warrant.

     9.   Securities Law Compliance.  It shall be a condition to the Holder's
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right to purchase shares hereunder that the Company may, in its discretion, require that in the opinion of counsel for the Company the proposed purchase shall be exempt from registration under the Securities Act of 1933, as amended, and the Holder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and that such other steps, if any, as counsel for the Company shall deem necessary to comply with any law, rule or regulation applicable to the issue of such shares by the Company shall have been taken by the Company or the Holder, or both. The certificates representing the shares purchased under this Warrant may contain such legends as counsel for the Company shall deem necessary to comply with the applicable law, rule or regulation.

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     10.  Taxes.  Any receipt, vesting and/or exercise of this Warrant is
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conditioned upon the payment, if the Company so requests, by the Holder or his heirs by will or by the laws of descent and distribution, of all foreign, state and federal taxes imposed upon the receipt, vesting, and/or exercise of this Warrant and the issue to the Holder of the shares covered hereby. The Holders should consult their personal tax advisors for advice with respect to the tax consequences of the receipt, vesting and/or exercise of this Warrant.


     IN WITNESS WHEREOF the Company has caused this Warrant to be executed on its behalf and its corporate seal to be hereunto affixed as of December 9, 1997.

                                             PHYTERA, INC.



                                             By:_________________________
                                             Title:


  The undersigned hereby accepts this Warrant as of the date above.

                                             HOLDER:


                                             ____________________________
                                             [Name]

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Warrant Holders:

Danish Development Finance Company
DACC ApS
Thomas Bo Bjorn Jensen
Alexandra Santana Sorensen
Birgitte Johansen
Birgitte Sokilde
Lene Due Svensson
Kirsten Mejnholt
Annette Lind Nordestgaard
Soren Vedel Saaby Nielsen
Nanette Svendsen
Christina Askerud
Claus Schmidt Norgaard
Ditte Holst Nilsson
Fleming Jensen
Eva Vengel Nielsen
Poul Schuler

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